EXHIBIT 2

                      AGREEMENT AND PLAN OF REORGANIZATION



                                     BETWEEN



                                   HCIA INC.,


                                  HCIA SUB INC.


                                       AND


                               HEALTHVISION, INC.



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                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), dated as of July 19, 1996, is made and entered into by and between HCIA Inc., a Maryland corporation ("HCIA"), HCIA Sub Inc., a Delaware corporation ("Sub"), and HealthVISION, Inc., a Delaware corporation ("HVI").

                                    RECITALS

         WHEREAS, the Boards of Directors of HCIA and HVI have determined that it is desirable and in the best interests of their respective companies and stockholders that Sub, a wholly-owned subsidiary of HCIA, be merged into HVI on the terms and subject to the conditions set forth in this Agreement and the Certificate of Merger substantially in the form attached hereto as Exhibit A.

         WHEREAS, as a condition to the Merger (as defined below), HCIA requires that HVI distribute, and HVI is willing to distribute immediately prior to the Effective Time of the Merger to HVI's stockholders of record prior to the Merger, all of the capital stock of a newly incorporated wholly owned subsidiary, to which, prior to the Merger, all of the assets of HVI will be assigned, contributed or otherwise transferred other than (i) all of the shares of LBA (as defined below) owned by HVI on the date hereof, and (ii) certain other assets as the parties mutually agree, and that HVI be released from, or mutually acceptable adequate provisions be made for, all liabilities and obligations of HVI other than as mutually agreed by the parties, so that, after giving effect to such distribution, the business and operations of HVI will consist solely of the business and operations conducted by LBA immediately prior to the Effective Time of the Merger.

         WHEREAS, the distribution contemplated in the previous clause will be made in accordance with the Distribution Agreement (as defined below).

         WHEREAS, as a condition to the Merger, HVI requires that HCIA assume, and HCIA will assume simultaneously with the consummation of the Merger, certain liabilities and obligations of HVI and LBA as set forth herein.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, HCIA, Sub and HVI agree as follows:

         Section 1. Definitions. The following words shall have the following meanings when used in this Agreement:

                  "Business  Condition"  shall  mean  the  business,   financial
condition, results of operations or assets of an entity.

                  "Cash Portion" shall mean the sum of $100,000,000, less (i) all cash amounts to be paid pursuant to the LBA Bonus Payments, (ii) all amounts represented by the LBA Indebtedness


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


as of the Closing Date and (iii) all expenses incurred by HVI and LBA in connection with the transactions contemplated by this Agreement, including, but not limited to, legal and accounting fees and the fees of investment bankers for HVI and LBA, as such fees are certified by Spinco on the Closing Date (the "Third Party Fees").

                  "Certificate of Merger" shall mean the Certificate of Merger to be entered into by and between HVI and Sub providing for the merger of Sub with and into HVI, in the form of Exhibit A attached hereto and made a part hereof.

                  "Closing" shall mean the acts and events which take place on the Closing Date for the purpose of consummating the transactions contemplated by this Agreement.

                   "Closing Date" shall mean 10:00 A.M., Eastern Standard Time, on the third business day after the satisfaction or waiver (as provided herein) of all conditions set forth in Section 8 (except for such conditions which can only be performed at the Closing Date), or such other date and time as may be mutually agreed upon by HCIA and HVI.

                  "Commission" shall mean the Securities and Exchange Commission of the United States.

                  "Credit Agreements" shall mean the Credit Agreement by and among HVI, The First National Bank of Boston, as Agent, and the other parties thereto, dated September 27, 1995, the Credit Agreement by and between LBA and Imperial Bank, dated September 27, 1995, as the same may have been amended from time to time, and all guaranties, security agreements, stock pledge agreements, instruments and documents related thereto.

                  "Delaware Code" shall mean the General Corporation Law of the State of Delaware.

                  "Distribution" shall mean the distribution, on the Distribution Date, of all of the outstanding shares of Spinco Common Stock held by HVI to the holders of record of HVI Common Stock, HVI Series A-1 Stock and HVI Series A-2 Stock on the Distribution Record Date, which distribution shall be deemed to have been effected by HVI upon delivery by HVI to the distribution agent referred to in the Distribution Agreement of an instruction directing the distribution agent to effect the distribution of the Spinco Common Stock in accordance with Section 3.4 of the Distribution Agreement.

                  "Distribution Agreement" shall mean the Distribution Agreement between HVI and Spinco in substantially the form attached hereto as Exhibit B.

                  "Distribution Date" shall mean the Closing Date; provided, however, that the Distribution shall occur immediately prior to the Effective Time of the Merger.

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

                  "Distribution Record Date" shall mean the close of business on the date to be determined by HVI's Board of Directors as the record date for the Distribution, which date shall be prior to the Closing Date.

                  "Effective Time of the Merger" shall be 5:00 p.m., Baltimore, Maryland time, on the Closing Date.

                  "Escrow Agent" shall mean the escrow agent referred to in the Escrow Agreement.

                  "Escrow   Agreement"   shall   mean   the   Escrow   Agreement
substantially in the form attached hereto as Exhibit C.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                   "HCIA Statements" shall mean (i) the consolidated balance sheets of HCIA as of December 31, 1994 and 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 1994 and 1995, in each case reported upon by independent certified public accountants, (ii) the unaudited consolidated balance sheet of HCIA as of March 31, 1996 and the related consolidated statements of operations and cash flows for the three months ended March 31, 1996, and (iii) if issued prior to the Closing Date, the unaudited consolidated balance sheet of HCIA as of June 30, 1996 and the related consolidated statements of operations and cash flows for the three months ended June 30, 1996 (the statements referred to in clauses (ii) and (iii), "HCIA Interim Statements"). For purposes of this Agreement, each of the financial statements hereinabove referred to shall be deemed to include the notes and schedules with respect thereto.

                  "HCIA Stock" shall mean shares of the common stock of HCIA, $.01 par value per share.

                  "HVI Capital Stock" shall mean shares of the capital stock of HVI.

                  "HVI Common Stock" shall mean shares of the common stock of HVI, $.01 par value per share.

                  "HVI Disclosure Schedule" shall mean the disclosure schedule of HVI attached hereto as Exhibit F.

                  "HVI Retained Assets" shall have the same meaning as "HVI Retained Assets" in Section 1.1 of the Distribution Agreement.

                  "HVI Retained Liabilities" shall have the same meaning as "HVI Retained Liabilities" in Section 1.1 of the Distribution Agreement.

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                  "HVI  Series  A-1 Stock"  shall mean  shares of the Series A-1
Convertible Preferred Stock of HVI, $.01 par value per share.

                  "HVI Series A-2 Stock" shall mean shares of the Series A-2 Convertible Preferred Stock of HVI, $.01 par value per share.

                  "HVI 7% Stock" shall mean shares of the 7% Preferred Stock of HVI, $.01 par value per share.

                  "HVI Statements" shall mean (i) the consolidated balance sheets of HVI and its consolidated subsidiaries as of December 31, 1994 and 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1994 and 1995, in each case reported upon by independent certified public accountants, and (ii) the unaudited consolidated balance sheet of HVI and its consolidated subsidiaries as of May 31, 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the five months ended May 31, 1996 (the "HVI Interim Statements"). For purpose of this Agreement, each of the financial statements hereinabove referred to shall be deemed to include the notes and schedules with respect thereto.

                   "HVI Subsidiaries" shall mean all of the corporations set forth on the Disclosure Schedule as subsidiaries of HVI.

                  "HVI Transferred Assets" shall have the same meaning as "HVI Transferred Assets" in Section 1.1 of the Distribution Agreement.

                  "HVI Transferred Liabilities" shall have the same meaning as "HVI Transferred Liabilities" in Section 1.1 of the Distribution Agreement.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "LBA" shall mean LBA Health Care Management, Inc.

                  "LBA Bonus Payments" shall mean any and all obligations to pay bonus compensation to Lawrence J. Byrne and Kevin J. Hicks as set forth in the Executive Bonus Compensation Agreements, dated as of May 1, 1996, between LBA and each of Lawrence J. Byrne and Kevin J. Hicks, and as set forth in paragraph 6 of the respective Executive Employment Agreements, dated as of May 1, 1996, as amended, among HVI, LBA and each of Ray Padilla, Christopher McBride, Michelle Mann and Timothy W. Dodge.

                  "LBA Indebtedness" shall mean all Liabilities and indebtedness (including any accrued interest and pre-payment penalties payable) owing under or represented by the Credit Agreements as of the Closing Date.


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


                  "LBA Statements" shall mean (i) the balance sheet of LBA as of December 31, 1995, and the related statements of operations, change in stockholders' equity and cash flows for the year ended December 31, 1995, in each case reported upon by independent certified public accountants, and (ii) the unaudited balance sheet of LBA as of May 31, 1996 and the related statements of operations, changes in stockholders' equity and cash flows for the five months ended May 31, 1996 (the "LBA Interim Statements"). For purposes of this Agreement, each of the financial statements hereinabove referred to shall be deemed to include the notes with respect thereto.

                  "Liabilities" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including those debts, liabilities and obligations arising under any law, rule, regulation, action, threatened action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

                  "Material Adverse Effect" shall mean, with respect to any entity, any condition, event, change or occurrence that has had or may reasonably be expected to have a material adverse effect on the Business Condition of such entity.

                  "Merger" shall mean the merger of Sub with and into HVI pursuant to the Certificate of Merger.

                  "Non-Competition   Agreement(s)"  shall  mean  the  agreements
substantially in the form attached hereto as Exhibit D to be entered into between HCIA and each of Lawrence J. Byrne and Kevin J. Hicks.

                  "Organizational Documents" shall mean the certificate or articles of incorporation and bylaws of the referenced corporation.

                  "Registration Rights Agreement" shall mean the registration rights agreement substantially in the form attached hereto as Exhibit E.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Spinco" shall mean the wholly owned subsidiary of HVI to which HVI will transfer the HVI Transferred Assets and the HVI Transferred Liabilities pursuant to the terms of the Distribution Agreement.

                  "Spinco Common Stock" shall mean Spinco's common stock, par value $0.01 per share.

                  "Stockholders' Agent" shall mean Warburg, Pincus Investors, L.P., or such other stockholder or stockholders chosen by the stockholders of

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HVI to act as the  representative of HVI's  stockholders in enforcing any rights and undertaking any obligations on behalf of HVI's stockholders under this Agreement and under the Escrow Agreement.

                  "Sub Stock" shall mean shares of the common stock of the Sub, $.01 par value per share.

                  "Subsidiary" shall mean a corporation or other entity the voting securities of which are sufficient to elect at least a majority of the board of directors or other managers of such corporation or other entity and which are owned or otherwise controlled directly or indirectly by such parent corporation or other entity.

                  "Transfer Effective Date" shall mean the date, as determined by the Board of Directors of HVI, on which the transactions contemplated by the Distribution Agreement shall be effective, which in any case shall be prior to the Effective Time of the Merger.

         Section 1.A.  Transactions Contemplated by the Distribution Agreement.

                           1.A.1    Distribution of Spinco Common Stock

                                    (a) Provided that this  Agreement  shall not
have been terminated in accordance with Section 9 hereof:

                                    (i) HVI  shall,  on the  Transfer  Effective
Date, contribute to Spinco all of the HVI Transferred Assets in accordance with the Distribution Agreement;

                                    (ii) HVI shall,  on the  Transfer  Effective
Date, effect an amendment to its certificate of incorporation changing its name from "HealthVISION, Inc.";

                                    (iii) HVI shall use all  reasonable  efforts
to obtain releases from, cause Spinco to assume, indemnify HVI and Sub from or, in accordance with the terms of the Distribution Agreement, otherwise provide for the payment or recovery by HVI or Sub with respect to the HVI Transferred Liabilities prior to the Closing Date; and

                                    (iv) HVI shall declare the  Distribution  to
holders of HVI Common Stock, HVI Series A-1 Stock and HVI Series A-2 Stock on the Distribution Record Date, which shall be conditioned only upon the Merger on the Closing Date.

                                    (b) The  Distribution  shall be  effected in
accordance with the terms of the Distribution Agreement, which shall also govern the relative rights and obligations of Spinco and HVI, as surviving corporation, after the Merger, with respect to the Distribution.

                           1.A.2.  HVI  Stock  Options  and  Warrants.   On  the
Transfer Effective Date, HVI shall cause (i) all options outstanding under the HVI 1994 Stock Incentive Plan, (ii) all options outstanding under the HVI 1995 Non-Employee Director Stock Option Plan, and (iii) the

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Warrant,  dated July 1995, granted to MMC/GATX  Partnership No. I, to be assumed by Spinco in accordance with the terms of the Distribution Agreement.

         Section 2.  The Merger.The Merger

                  2.1 Merger; Effective Time of the Merger. Subject to the terms and conditions of this Agreement and of the Certificate of Merger, Sub will be merged into HVI in accordance with Section 251 of the Delaware Code and the terms and conditions set forth in this Agreement, including, without limitation, the conditions set forth in Section 8 below. The Certificate of Merger shall be executed by HVI prior to or upon the Closing. After execution of the Certificate of Merger, it shall be filed in accordance with the Delaware Code on the Closing Date.

                  2.2 Closing. The Closing will take place at the offices of HCIA, 300 East Lombard Street, Baltimore, Maryland 21202, on the Closing Date.

                  2.3 Effects of the Merger. At the Effective Time of the Merger, (i) the separate existence of Sub shall cease and Sub shall be merged with and into HVI (Sub and HVI are sometimes referred to herein as the "Constituent Corporations" and HVI after the Effective Time of the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Sub shall be the Certificate of Incorporation of the Surviving Corporation, (iii) the Bylaws of Sub shall be the Bylaws of the Surviving Corporation, (iv) the directors of Sub shall be the directors of the Surviving Corporation, (v) the officers of Sub shall be the officers of the Surviving Corporation, and (vi) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law.

         Section 3. Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange of Certificates.

                  3.1 Effect on Capital Stock. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of HVI Capital Stock:

                           (a) Capital Stock of Sub. All issued and  outstanding
shares of Sub Stock shall be converted into 1,000 shares of HVI Common Stock. Each stock certificate of Sub evidencing ownership of shares of Sub Stock shall evidence ownership of such shares of HVI Common Stock.

                           (b)  Cancellation  of HVI  Capital  Stock.  After the
conversion of HVI Capital Stock contemplated by Section 3.1(c), all shares of HVI Capital Stock that are not owned by Sub shall be canceled and no stock of HCIA or other consideration shall be delivered in exchange therefor.

                           (c)  Conversion of HVI Capital  Stock.  Each share of
HVI Capital Stock which is issued and outstanding immediately prior to the Effective Time of the Merger (other than shares of HVI Capital Stock held by persons who exercise dissenters' rights under Section 262 of the Delaware Code ("Dissenting Shares")), by virtue of the Merger and without

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any action on the part of the holders thereof, shall be converted into the right
to   receive   shares  of  HCIA  Stock  and  cash  as   follows   (the   "Merger
Consideration"):

                           (i) each  share of HVI 7%  Stock  shall be  converted
into the right to receive (x) that number of shares of HCIA Stock equal to the quotient obtained by dividing (1) 492,967, less (i) the number of shares of HCIA Stock delivered pursuant to Sections 3.1(c)(ii) and (iii) hereinbelow and (ii) the number of shares of HCIA Stock to be delivered pursuant to the LBA Bonus Payments, by (2) the number of shares of HVI 7% Stock issued and outstanding at the Effective Time of the Merger and (y) that amount of cash equal to the quotient obtained by dividing (1) the Cash Portion of the Merger Consideration, less the aggregate Cash Portion payable pursuant to Sections 3.1(c)(ii) and
(iii) hereinbelow by (2) the number of shares of HVI 7% Stock issued and outstanding at the Effective Time of the Merger;

                           (ii) each  share of HVI  Series  A-1  Stock  shall be
converted into the right to receive, at the option of the holder thereof made prior to August 8, 1996, either (i) that amount of cash equal to $2.0797 or (ii) that number of shares of HCIA Stock equal to the quotient obtained by dividing
2.0797 by 60.856. In the event a holder fails to make an election by the close of business on August 7, 1996, the holder shall be deemed to have elected to receive cash in exchange for each share;

                           (iii) each  share of HVI  Series  A-2 Stock  shall be
converted into the right to receive, at the option of the holder thereof made prior to August 8, 1996, either (i) that amount of cash equal to $3.4677 or (ii) that number of shares of HCIA Stock equal to the quotient obtained by dividing
3.4677 by 60.856. In the event a holder fails to make an election by the close of business on August 7, 1996, the holder shall be deemed to have elected to receive cash in exchange for each share; and

                           (iv) each share of Common Stock shall be canceled and
shall not be entitled to any Merger Consideration.

                  Provided, however, that no rights to receive fractional shares of HCIA Stock or any interest in fractional shares of HCIA Stock shall arise under this Agreement, and no certificates or scrip representing fractional shares of HCIA Stock shall be issued. Stockholders of HVI who would otherwise be entitled to such fractional shares or interests therein shall receive cash in lieu thereof upon surrender of their certificates for HVI Capital Stock in exchange for certificates of HCIA Stock. The cash price payable with respect to fractional shares shall be based upon $60.856 per share.

                  (d) Payment of Merger Consideration. From and after the Effective Time of the Merger, each holder of a certificate theretofore representing issued and outstanding shares of HVI Capital Stock, excluding certificates representing shares of HVI Capital Stock held in HVI's treasury and excluding certificates representing shares of HVI Capital Stock held by Dissenting Stockholders (as defined hereinbelow) shall be entitled, upon the surrender of such certificates to HCIA, accompanied by a properly completed and executed letter of transmittal, (i) subject to (ii) hereinbelow, to receive in exchange therefor a certificate or certificates representing

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that whole  number of shares of HCIA Stock that is equal to the whole  number of shares of HCIA Stock into which the holder's shares of HVI Capital Stock have been converted, (ii) in the case of each Indemnitee (as that term is defined in the Escrow Agreement) to have a certificate representing that whole number of shares of HCIA Stock as is set forth next to their name on Exhibit A to the Escrow Agreement, delivered into escrow pursuant to Section 3(e) herein, and,
provided  that  the  stockholder   shall  have   surrendered  its   certificates
theretofore representing shares of HVI Capital Stock accompanied by a properly completed and executed letter of transmittal, shall have the right to receive such certificates representing HCIA Stock upon termination of the escrow to the extent provided by the Escrow Agreement, (iii) to receive any payment due in lieu of fractional shares, and (iv) to receive payment, if any, of the Cash Portion of the Merger Consideration. If any certificate for shares of HCIA Stock is to be issued in a name other than that in which a surrendered certificate for shares of HVI Capital Stock is then registered, such surrender shall be accompanied by payment of any applicable transfer taxes and documents required for a valid transfer. If a holder of HVI Capital Stock claims that a certificate has been lost, stolen or destroyed, HCIA shall deliver to such holder, and to the Escrow Agent, respectively, the HCIA Stock and cash into which such HVI Capital Stock has been converted pursuant to Section 3.1(c) herein upon receipt
of  evidence  of  ownership  of  such  HVI  Capital   Stock,   and   appropriate
indemnification, in each case reasonably satisfactory to HCIA.

                  From and after the Effective Time of the Merger and until surrendered and exchanged as hereinabove provided, each certificate theretofore representing issued and outstanding shares of HVI Capital Stock, excluding certificates representing shares of HVI Capital Stock held in HVI's treasury and excluding certificates representing shares of HVI Capital Stock held by Dissenting Stockholders, shall be deemed for all corporate purposes, except as hereinafter provided, to evidence the right to receive the Merger Consideration. Unless and until any such certificate shall be so surrendered, the holder of such certificate shall not have any right to receive any dividends paid or other distributions made to the holders of record of HCIA Stock after the Effective Time of the Merger. Upon surrender of any such outstanding certificate of HVI Capital Stock, the surrendering holder of record thereof shall receive all dividends and other distributions (other than dividends and other distributions which are required to be delivered to the Escrow Agent pursuant to the Escrow Agreement) with respect to the total number of shares of HCIA Stock into which his HVI Capital Stock was converted, which shall have been paid or made with respect to HCIA Stock which is outstanding as of a record date after the Effective Time of the Merger, but without interest thereon.

                  All such dividends, distributions and stock certificates unclaimed at the end of one year from the Effective Time of the Merger shall be retained by HCIA, after which the holders of the shares not receiving payment of such dividends and distributions shall look, subject to applicable escheat or other laws, as general creditors only to HCIA for payment thereof.

                  (e) Delivery of HCIA Stock to Escrow Agent. At the Effective Time of the Merger, the certificates of HCIA Stock which the holders of HVI Capital Stock are entitled to have delivered pursuant to clause (ii) of Section 3.1(d), shall be delivered by HCIA to the Escrow Agent under the Escrow Agreement and shall be received, held and disposed of by the Escrow Agent pursuant and subject to the terms and conditions thereof. Until distribution of the shares of

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HCIA Stock held in escrow  pursuant to the terms of the Escrow  Agreement,  HCIA shall have a security interest in such shares to secure the indemnification obligation to HCIA pursuant to the Escrow Agreement. For purposes of perfection of an enforceable security interest by HCIA in the Escrow Fund (as defined in the Escrow Agreement) and for federal tax purposes, possession of the shares by the Escrow Agent shall be considered to be possession by HCIA.

                  (f) Adjustments. In the event HCIA shall declare, pay, make or effect between the date of this Agreement and the Effective Time of the Merger
(a) any stock dividend or other distribution in respect of the HCIA Stock payable in shares of capital stock of HCIA, (b) any stock split or other subdivision of outstanding shares of HCIA Stock into a larger number of shares,
(c) any combination of outstanding shares of HCIA Stock into a smaller number of shares, (d) any reclassification of HCIA Stock into other shares of capital stock or securities, or (e) any exchange of the outstanding shares of HCIA Stock, in connection with a merger or consolidation of HCIA or sale by HCIA of all or part of its assets, for a different number or class of shares of stock or securities of HCIA or for the shares of the capital stock or other securities of any other corporation, appropriate adjustment shall be made in the ratio for the conversion of shares of HVI Capital Stock into shares of HCIA Stock as may be required to put the holders of the HVI Capital Stock in the same position as if the record date, with respect to any such transaction or transactions which shall so occur, had been immediately after the Effective Time of the Merger, or otherwise to carry out the intents and purposes of this Agreement; provided, however, that HCIA shall have the right, without any adjustments under this Section, to issue additional shares of HCIA Stock or additional amounts of debt securities, whether convertible or not, in connection with a bona fide sale thereof for fair market value, the exercise of stock options, or the acquisition of the assets or stock of other corporations, partnerships or proprietorships which HCIA may acquire for fair market value, and HCIA shall have the right to grant stock options and stock appreciation rights to its employees under any employee stock option plan or a plan providing for stock appreciation rights heretofore or hereafter provided for by the stockholders of HCIA.

                  (g) Dissenters' Rights. To the extent holders of HVI Capital Stock shall be entitled to dissenters' rights in connection with the Merger under Section 262 of the Delaware Code, Dissenting Shares shall not be converted into the Merger Consideration but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the law of the State of Delaware. HVI shall give HCIA prompt notice of any demand received by HVI for appraisal of HVI Capital Stock, and HCIA shall have the right to participate in all negotiations and proceedings with respect to such demand. HVI agrees that, except with the prior written consent of HCIA, or as required under the Delaware Code, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares ("Dissenting Stockholder") who, pursuant to the provisions of the Delaware Code becomes entitled to payment of the value of shares of HVI Capital Stock, shall receive payment therefor after the Closing Date (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions), but the payment thereof shall nevertheless be subject to the terms and conditions of this Agreement. After the Effective Time of the Merger, in the event a Dissenting Stockholder fails to make an effective demand for appraisal or loses or withdraws his or her right to receive payment of the value of shares of HVI Capital Stock under Section 262 of the Delaware Code, upon surrender by such Dissenting Stockholder of his or her certificate(s) theretofore representing shares of HVI Capital Stock, HCIA shall pay the Merger Consideration to which such Dissenting Stockholder is then entitled under this Section 3.1.

                  (h) No Further Ownership Rights in HVI Capital Stock. The Merger Consideration paid upon the surrender for exchange of shares of HVI Capital Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of HVI Capital Stock (excluding any rights arising under this Agreement and any claims arising under law relating to the Merger). From and after the Effective Time of the Merger, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of HVI Capital Stock which were outstanding immediately prior to the Effective Time of the Merger.

         Section 4.        Representations and Warranties.


                  4.1 Representations and Warranties of HVI. Except as set forth on the HVI Disclosure Schedule, HVI hereby represents and warrants to HCIA and Sub as follows:

                           (a)  Organization,  Standing and Power.  HVI has only
those Subsidiaries set forth on the Disclosure Schedule and does not own any equity interest, directly or indirectly, in any other corporation, partnership, joint venture, firm or other entity. Each of HVI and LBA is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction where the nature of the properties owned, leased or operated by it or the business transacted by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse
Effect on HVI or LBA. HVI has delivered (or will deliver, in the case of resolutions not yet adopted) to HCIA true, correct and complete copies of the minute books of each of HVI and LBA.

                           (b)      Capital Structure.

                                    (i) As of the date  hereof,  the  authorized
capital stock of HVI consists of:

                                        (x) Preferred Stock. 1,000,000 shares of
HVI 7% Stock,  336,900  shares of which are  issued and  outstanding;  5,500,000 shares of Series A-1 Stock, 5,278,529 shares of which are issued and outstanding; and 3,000,000 shares of HVI Series A-2 Stock, 2,883,756 of which shares are issued and outstanding.

                                        (y) Common Stock.  40,000,000  shares of
HVI Common Stock, 4,588,438 shares of which are issued and outstanding.

                                    (ii)  1,309,108  shares of HVI Common  Stock
are reserved for issuance under the HVI's 1994 Stock Option Plan, of which 1,105,525 shares are subject to outstanding options as of the date hereof.

                                    (iii) 50,000  shares of HVI Common Stock are
reserved for issuance under the HVI's 1995 Non-Employee Director Stock Option Plan, of which 6,000 shares are subject to outstanding options as of the date hereof.

                                    (iv) All  outstanding  shares of HVI Capital
Stock are, and any shares of HVI Capital Stock which are issued prior to the Closing Date will be, validly issued, fully paid and nonassessable and not subject to preemptive rights except as described in the HVI Disclosure Schedule. Except as described in the HVI Disclosure Schedule, there are no options, warrants, calls, conversion rights, commitments or agreements of any character obligating HVI to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of HVI Capital Stock or obligating HVI to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

                                    (v) HVI is the record and  beneficial  owner
of all of the issued and outstanding shares of capital stock of LBA and no other person has any interests, inchoate or otherwise, in such shares or in the ownership of LBA. Each repurchase of capital stock by HVI or LBA has been effected in compliance with applicable provisions of law and Organizational Documents of HVI or LBA, as the case may be, and HVI or LBA, as the case may be, has paid for such capital stock in full satisfaction of its obligations in connection with such repurchase. Except as described in the HVI Disclosure
Schedule, neither HVI nor LBA has any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, nor any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the issuance (contingent or otherwise) of, or any call, commitment or claim of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of either HVI or LBA. Except as set forth in the HVI Disclosure Schedule, neither HVI nor LBA is subject to any obligation (contingent or otherwise) to purchase or otherwise retire any shares of its capital stock. There is no agreement to which either HVI or LBA is a party restricting the transfer of any shares of HVI's or LBA's capital stock. Except as described in the HVI Disclosure Schedule, HVI is not required to file, nor has it filed, pursuant to Section 12 of the Exchange Act, a registration statement relating to any class of securities of HVI.

                           (c)  Authority.  HVI  has  all  requisite  power  and
authority to enter into this Agreement and the Certificate of Merger and, subject to approval of this Agreement and the Certificate of Merger by the holders of HVI Capital Stock, to consummate the transactions contemplated hereby and thereby. Subject to such approval by the holders of HVI Capital Stock, the execution and delivery of this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action by HVI. The Board of Directors of HVI has resolved that this Agreement and the Merger are fair to holders of HVI Capital Stock and that the Board will recommend the approval of this Agreement and the Merger by holders of HVI Capital Stock. This Agreement has been duly executed and delivered by HVI. This Agreement constitutes and the Certificate of Merger, when executed and delivered by HVI, will constitute, valid and binding obligations of HVI enforceable in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, fraudulent conveyance, insolvency or similar laws affecting creditors' rights and remedies generally. The execution and delivery of this Agreement and the Certificate of Merger do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of, require the consent of any third party under, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Organizational Documents of either HVI or LBA or (ii) any loan or credit agreement, note, mortgage, indenture, lease, or other contract, agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HVI or LBA or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality (a "Governmental Entity"), is required by either HVI or LBA in connection with the execution and delivery of this Agreement or the Certificate of Merger or the consummation by HVI of the transactions contemplated hereby or thereby, except for the filing of
(i) the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) a Pre-Merger Notification pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the "H-S-R Act"), and (iii) appropriate documents with the relevant authorities of other states in which the HVI is qualified to do business.

                           (d)  HVI  and  LBA  Financial  Statements.   HVI  has
furnished HCIA with true, correct and complete copies of the HVI Statements and the LBA Statements. The HVI Statements and LBA Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated and fairly present the financial position of HVI and LBA as of the dates thereof, and the results of each of their operations and cash flows for the periods then ended (except that the HVI Unaudited Statements and LBA Unaudited Statements do not include footnotes as required by generally accepted accounting principles). Since December 31, 1995, there has been no change in HVI's or LBA's accounting policies, and since December 31, 1995, there has been no change in LBA's estimates of contingent liabilities.

                           (e) No  Violations.  The  business of each of HVI and
LBA has been conducted and is being conducted in compliance in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders of any Governmental Entity applicable to such business. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against LBA or against any of its assets, businesses or properties.

                           (f) No Defaults. Neither HVI nor LBA is in default or
violation, and no event has occurred which would place either HVI or LBA in default or violation with the passage of time, of any term, condition or provision of (i) their Organizational Documents; (ii) any judgment, decree or order applicable to HVI or LBA; or (iii) any mortgage, note, indenture, contract, agreement, lease or other instrument or commitment to which HVI or LBA is now a party or by which HVI or LBA or any of its respective properties or assets may be bound.

                           (g)  Litigation.  Except  as set  forth  in  the  HVI
Disclosure Schedule, there is no action, suit or proceeding pending or, to HVI's knowledge, threatened, against either HVI or LBA which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby, and, to HVI's knowledge, there are no facts or circumstances which would give rise to any of the foregoing. There is no investigation pending or, to HVI's knowledge, threatened against either HVI or LBA or any of their respective officers or directors, before any federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality or other Governmental Entity. The HVI Disclosure Schedule sets forth, with respect to any pending action, suit, proceeding or investigation to which either HVI or LBA is a party, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested.

                           (h) Absence of Certain  Changes.  Except as set forth
in the HVI Disclosure Schedule, since December 31, 1995, each of HVI and LBA, as the case may be, has conducted its business in the ordinary course and there has not occurred: (i) any adverse change in the Business Condition of LBA; (ii) any amendments or changes in the Organizational Documents of LBA; (iii) any damage, destruction or loss, whether covered by insurance or not, adversely affecting the assets, businesses or properties of LBA; (iv) any redemption, repurchase or other acquisition of shares of capital stock of HVI or LBA, or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of HVI or LBA; (v) any increase or change in the compensation or benefits, including severance, change-in-control or any similar benefits, payable or to become payable by LBA to any of its employees; (vi) any acquisition or sale of property of LBA, except sales of inventory in the ordinary course of business; (vii) any (A) incurrence, assumption or guarantee by LBA of any debt for borrowed money or (B) other than issuances reserved for and reflected as set forth in Section 4.1(b) hereinabove, issuance by either HVI or LBA of, or any commitment by either HVI or LBA to issue, any shares of capital stock or securities convertible into or exchangeable or exercisable for any shares of capital stock, or any alteration in any term of any outstanding security; (viii) any labor dispute, or any union organizing campaign; (ix) any entry into any commitment or transaction (including any capital expenditure) other than in the ordinary course of business consistent with past practice; (x) any increase or modification in any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any of its employees; (xi) any transfer or grant of a right under any Intellectual Property Rights (as defined in Section 4.l(p) hereinbelow); (xii) any entry into any agreement granting an exclusive license to any Intellectual Property Rights or providing for a new material business relationship; or (xiii) any agreement by LBA to do any of the foregoing.

                           (i) Absence of Undisclosed Liabilities.  LBA does not
have any liabilities or obligations (whether absolute, accrued or contingent), whether or not required under generally accepted accounting principles to be accrued, shown, disclosed or indicated in a consolidated balance sheet of LBA, except (i) liabilities, obligations or contingencies that are accrued or reserved against in the LBA Statements, or (ii) liabilities incurred or obligations or contingencies reserved against since May 31, 1996, in the ordinary course of business in amounts usual and normal for LBA, or as required in connection with the transactions contemplated hereby.

                           (j) Certain  Agreements.  Neither the  execution  and
delivery of this Agreement or the Certificate of Merger nor the consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of HVI or LBA, under any Plan of HVI or LBA (as defined in Section 4.l(l)) or otherwise, except for the LBA Bonus Payments, (ii) increase any benefits otherwise payable under any Plan of HVI or LBA or otherwise, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                           (k)      Taxes.

                                    (i)  For  purposes  of this  Agreement,  the
following definitions shall apply:

                                           (A) The term  "Taxes"  shall mean all
taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, real and personal property taxes, stamp taxes, and other similar governmental charges.

                                           (B) The term "Returns" shall mean all
reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes.

                                    (ii) All Returns  required to be filed prior
to the date of this Agreement by HVI and LBA have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects, except as set forth in the HVI Disclosure Schedule. All Taxes shown to be payable on such Returns or otherwise due have been paid in full on a timely basis or have been accrued on the HVI Statements or the LBA Statements, and no other Taxes are payable by HVI or LBA with respect to items or periods covered by such Returns. No claim has ever been made in any jurisdiction where HVI or LBA does not file Returns that it is or may be subject to tax in that jurisdiction. Each of HVI and LBA has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee or other third party. There are no liens on any of the assets of HVI or LBA with respect to Taxes, other than liens for Taxes not yet due and payable. Neither HVI nor LBA has filed a Return containing a disclosure statement under Section 6662 of the Internal Revenue Code or any similar provision of state, local, foreign or other law.

                                    (iii)  HVI has  furnished  or  caused  to be
furnished to HCIA true and complete copies of (A) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of any of HVI and LBA relating to Taxes, and (B) all federal and state income or franchise tax returns for each of HVI and LBA, in each case for all periods ending on and after February 14, 1994. Any tax liabilities for years that have not been examined or have not closed by the applicable statute of limitations will not have a Material Adverse Effect on HVI or LBA. No deficiencies have been asserted with respect to Taxes of either HVI or LBA. Neither HVI or LBA is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or proposed against HVI or LBA. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of HVI or LBA. Neither HVI nor LBA has requested any extension of time to file any Return which has not since been filed. Neither HVI nor LBA has ever been a party to any tax sharing agreement. Neither HVI nor LBA is otherwise currently under the obligation to pay any Tax obligation of any other person No power of attorney has been granted by HVI or LBA that is currently in force with respect to any matter relating to Taxes. There are no requests for rulings, subpoenas, or requests for information pending to any taxing authority.

                                    (iv)  Neither  HVI nor LBA is a party to any
safe harbor lease within the meaning of Section 168(f)(8) of the Internal Revenue Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Neither HVI nor LBA is, nor has ever been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Internal Revenue Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither HVI nor LBA is a "consenting corporation" under Section 341(f) of the Internal Revenue Code. Neither HVI nor LBA has made any payments, nor is either obligated to make any payments, nor is HVI or LBA a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G or 162(m) of the Internal Revenue Code.

                                    (v) Set forth on the HVI Disclosure Schedule
is a summary of the net operating loss carryforwards available to HVI, as of the dates set forth therein, subject to applicable limitations contained in the Internal Revenue Code. HVI shall provide at Closing the summary of net operating loss carryforwards through July 31, 1996.

                           (l)      Employee Benefit Plans.

                                    (i) HVI has provided HCIA with a list of all
plans, whether oral or written, in which any active, former or retired employees of LBA participate (individually a "Plan" and collectively the "Plans"). The term Plans shall include (A) any "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (B) any profit sharing, pension, deferred compensation, bonus, stock option, stock purchase, severance, retainer, consulting, health, welfare or incentive plan or agreement whether legally binding or not, (C) any plan or policy providing for "fringe benefits" to its employees, including but not limited to vacation, paid holidays, personal leave, employee discount, educational benefit or similar programs, and (D) any employment agreement, or each oral or written contract, commitment and understanding with each current or former director, officer, employee or stockholder or any associate or relative of any thereof, which is not immediately terminable without cost or other liability to LBA.

                                    (ii)  Neither  HVI nor any member of the HVI
controlled group or affiliated service group, as defined in Section 414 of the Internal Revenue Code ("Members of the Group") is, or has at any time been, a party to any multiemployer plan as defined under Section 3(37) of ERISA ("Multiemployer Plan"), or is required to contribute to any such Multiemployer Plan.

                                    (iii)  Neither  HVI nor any  Members  of the
Group has at any time sponsored or maintained, directly or indirectly, an employee pension benefit plan that was subject to the minimum funding requirements of ERISA or is subject to Title IV of ERISA.

                                    (iv) Each Plan which is an "employee benefit
plan," as defined in Section 3(3) of ERISA, complies in all material respects by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Plan, including but not limited to ERISA and the Internal Revenue Code.

                                    (v) LBA has filed or caused to be filed on a
timely basis and distributed to employees and/or participants in the Plans on a timely basis, each and every return, report, statement, notice, declaration and other documents required by any federal, state or local government agency (including, without limitation, the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation and the Securities and Exchange Commission), with respect to each Plan sponsored or maintained by LBA. Furthermore, LBA has withheld and remitted to the proper depository all income taxes and wage taxes on benefits derived under the Plans, to the extent such withholding and remittance is required by law.

                                    (vi) Each Plan  intended  to  qualify  under
Section 401(a) of the Internal Revenue Code is the subject of a favorable unrevoked determination letter issued by the Internal Revenue Service as to its qualified status, the Internal Revenue Service has not threatened to revoke any favorable determination letter or opinion letter with respect to each Plan, and nothing has occurred since the date of the most recent determination letter to cause the loss of any Plan's qualification.

                                    (vii)  All  contributions  for  all  periods
ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been made prior to the Closing Date by LBA.

                                    (viii) All insurance premiums have been paid
in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing Date. With respect to periods from the close of the most recent plan year through the Closing Date with respect to the Plans, all insurance premiums due or payable through the Closing Date have been or will be paid in full, and no such premium is overdue or in a grace period for late payment.

                                    (ix)    With respect to each Plan:

                                           (A) no  prohibited  transactions  (as
defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) have occurred;

                                           (B) no  action or claim  (other  than
routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) is pending, or to HVI's knowledge, threatened or imminent against or with respect to the Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 21(A) of ERISA) of the Plan; and

                                           (C)  Neither  HVI nor  LBA,  nor,  to
HVI's knowledge, any fiduciary of any Plan has any knowledge of any facts which could give rise to any action or claim against or with respect to any Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21)(A) of ERISA), of any Plan.

                                    (x)  Neither  HVI nor  LBA,  nor,  to  HVI's
knowledge, any fiduciary with respect to any Plan has any liability or is threatened with any liability (whether joint or several) (i) for the termination of any single employer plan under Sections 4062 or 4064 of ERISA or any multiple employer plan under Section 4063 of ERISA, (ii) for any interest payments required under Section 302(e) of ERISA or Section 412(m) of the Internal Revenue Code, (iii) for any excise tax imposed by Sections 4971, 4975, 4976, 4977, 4979, or 4980 of the Internal Revenue Code, or (iv) to a fine under Section 502 of ERISA.

                                    (xi)  Neither  HVI nor any of the Members of
the Group have incurred any withdrawal liability with respect to any Multiemployer Plan within the meaning of Sections 4201 and 4204 of ERISA, and no liabilities exist with respect to withdrawals from any Multiemployer Plans which could subject HVI or any Members of the Group to any controlled group liability under ERISA.

                                    (xii)  None of the  Plans  that are  welfare
benefit plans within the meaning of Section 3(1) of ERISA provide for benefits or coverage for any former or retired employee or their beneficiaries, except to the extent required by Section 4980B of the Internal Revenue Code or Sections 601 through 608, inclusive, of ERISA.

                                    (xiii)  All of the  Plans  of  LBA  and  any
employer who is participating (or who has participated) in any Plan, to the extent applicable, have complied with the continuation of group health coverage provisions contained in Section 4980B of the Internal Revenue Code and Sections 601 through 608, inclusive, of ERISA.

                                    (xiv) True,  correct and complete  copies of
all documents creating or evidencing any Plan have been made available to HCIA, and true, correct and complete copies of all reports, forms and other documents required to be filed with any governmental entity or distributed to Plan participants or employees (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for the past three (3) years for all Plans subject to ERISA) have been made available to HCIA. A true, correct and accurate summary of any oral agreement or unwritten Plan described in subsection (l)(i) hereof has been made available to HCIA.

                                    (xv) All expenses and  liabilities  relating
to all of the Plans have been, and will on the Closing Date be fully and properly accrued on HVI's and LBA's books and records and disclosed in accordance with generally accepted accounting principles and in Plan financial statements.

                                    (xvi)  Any  fidelity  bond  required  to  be
obtained by HVI or LBA under ERISA with respect to any Plan has been obtained and is in full force and effect.

                                    (xvii) HVI and LBA have each,  to the extent
applicable with respect to each Plan, made available to HCIA copies of the three most recent attorney's responses to an auditor's request for information.

                                    (xviii) There are no pending investigations,
proceedings or other matters concerning any Plan before the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation, or any other governmental agency, other than determination letter applications filed with the Internal Revenue Service.

                                    (xix) There are no leased employees employed
by LBA (as such term is defined in Section 414(n) of the Internal Revenue Code) that must be taken into account with respect to the requirements of the Plan set forth under Section 414(n)(3) of the Internal Revenue Code.

                           (m)  Properties,  Liens,  Etc. Except as reflected in
the HVI Statements and LBA Statements, and except for liens for current taxes not yet delinquent or being protested in good faith by appropriate proceedings and set forth in the HVI Disclosure Schedule, LBA owns, free and clear of any liens, claims, charges, options or other encumbrances, all of its tangible and intangible property, real and personal, whether or not reflected in the LBA Statements (except that sold or disposed of in the ordinary course of business since the date of such Statements or property acquired pursuant to financing leases as reflected in the LBA Statements). All plants, structures, machinery and equipment owned or leased by LBA and used in the operation of its business are in good and satisfactory operating condition for the requirements of its business as presently conducted, except for ordinary wear and tear. Except for property described as leased or licensed in the Disclosure Schedule, there are no material assets of LBA which are owned by third parties and used by LBA in the ordinary course of its business. Neither HVI nor LBA holds fee title to any real property.

                           (n) Major  Contracts.  The  Disclosure  Schedule sets
forth a true and complete list of all written or oral contracts, agreements and other instruments not made in the ordinary course of business that are material to the Business Condition of LBA and to which LBA is a party, or made in the ordinary course of business and referred to in clauses (i) through (xiv) of this Section 4.l(n). The Disclosure Schedule sets forth a true and complete list of the all of the following contracts to which LBA is a party:

                                    (i) union contract,  employment  contract or
arrangement providing for future compensation with any officer, consultant, director or employee which is not terminable by it on 30 days' notice or less without penalty or obligation to make payments related to such termination;

                                    (ii) plan, contract or arrangement providing
for bonuses, pensions, severance benefits, deferred compensation, retirement payments, profit-sharing or the like;

                                    (iii) joint venture  contract or arrangement
or other similar agreement which involves a sharing of profits with other persons;

                                    (iv) any  individual  agreement in which the
annual amount involved exceeds $75,000 in aggregate amount;

                                    (v) lease for real or personal property;

                                    (vi)  any  agreement,   license,  franchise,
permit, indenture or authorization which has not been terminated or performed in its entirety which may be, by its terms, terminated, impaired or materially adversely affected by reason of the execution of this Agreement, the Certificate of Merger, the Closing, or the transactions contemplated hereby or thereby;

                                    (vii)   except   with   respect   to   trade
indebtedness incurred in the ordinary course of business, instruments evidencing or related in any way to (a) indebtedness or the guarantee of any indebtedness incurred in the acquisition of products, companies or other entities, or (b) indebtedness or the guarantee of any indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee or otherwise (including, but not limited to, any commitment or arrangement to enter into such indebtedness or guarantee);

                                    (viii) license agreement, either as licensor
or licensee;

                                    (ix) agreement or  arrangement  for the sale
of any assets, properties or
rights;

                                    (x) contract containing covenants purporting
to limit, or which would have the effect of limiting, the freedom of LBA to compete in any line of business in any geographic area;

                                    (xi) contract, agreement or other instrument
or other understanding between LBA and any affiliated party, including, but not limited to, any stockholder, director or officer of LBA;

                                    (xii)    all    agreements     with    sales
representatives, distributors and dealers;

                                    (xiii) any agreement or royalty  arrangement
relating to the use by a third party of the Intellectual Property Rights used by LBA or the use by LBA of any third party's intellectual property or other assets; or

                                    (xiv)  any  other  agreement,   contract  or
arrangement which is material to the Business Condition of LBA.

                           HVI has supplied HCIA with true, correct and complete
copies of all contracts, agreements or other instruments set forth on the HVI Disclosure Schedule. All agreements, contracts, leases and other instruments listed on the HVI Disclosure Schedule (the "LBA Contracts") are valid and in full force and effect, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. LBA has not, nor has any other party thereto, breached any provision of, or defaulted in any material respect under the terms of, any of the LBA Contracts where such breach or default has not been cured. No party to any of the LBA Contracts has canceled or threatened to cancel any such Contract.

                           (o)  Interests  of  Certain  Persons.   None  of  the
officers, directors, employees, consultants or stockholders of HVI or LBA has any direct or indirect interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names, used in the business of LBA, including without limitation any interest in any Intellectual Property Rights (as defined below) used by LBA. No officer of HVI or LBA has any financial interest in any corporation, partnership, joint venture or other entity that is engaged in a business which is competitive with that conducted by LBA or otherwise does any business with LBA.

                            (p)     Intellectual Property.

                                    (i) LBA owns, and/or has the exclusive right
to use, sell, license, dispose of, and (subject to compliance with legal formalities) bring actions for infringement of all Intellectual Property Rights necessary or required for, or used in, the conduct of the business of LBA as presently conducted.

                                    (ii)  LBA has the  right  to use,  sell  and
license all data necessary or required for, or used in, the conduct of the business of LBA as presently conducted, and the use of such data by LBA does not breach any agreement to which it is a party or by which the use of such data is governed.

                                    (iii)   The    execution,    delivery    and
performance of this Agreement and the Certificate of Merger, the consummation of the Merger and the consummation of the other transactions contemplated hereby and thereby will not breach, violate or conflict with any instrument or agreement governing any Intellectual Property Right necessary or required for, or used in, the conduct of the business of LBA as presently conducted and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Intellectual Property Right or in any way impair the right of LBA, HCIA or the Surviving Corporation to use, sell, license or dispose of, either as part or all of a current product of LBA (determined as of the date of this Agreement) or subsequent to the Closing as part or all of a product of HCIA or a Subsidiary of HCIA, or to bring any action for the infringement of, any such Intellectual Property Right or portion thereof.

                                    (iv) Neither the  development,  manufacture,
marketing, license, sale or use of any product currently licensed or sold by LBA or currently under development violates or will violate any license or agreement to which LBA is a party or infringes or will infringe any Intellectual Property Right of any other party; there is no pending or, to the knowledge of HVI, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property Right necessary or required for, or used in, the conduct of the business of LBA as presently conducted nor, to the knowledge of HVI, is there any basis for any such claim, nor has LBA received any notice asserting that any such Intellectual Property Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion; to the knowledge of HVI, there is no infringement on the part of any third party of Intellectual Property Rights used by LBA.

                                    (v)   LBA   has   taken   all   commercially
reasonable steps necessary (including, without limitation, entering into confidentiality and non-disclosure agreements with all officers, employees and consultants to LBA with access to or knowledge of Intellectual Property Rights) to maintain the secrecy and confidentiality of, and its proprietary rights in, all Intellectual Property Rights necessary or required for, or used in, the conduct of the business of LBA as presently conducted. HVI has provided HCIA with a true, correct and complete list of all applications, filings and other formal actions made or taken pursuant to federal, state, local and foreign laws by LBA material to the Business Condition of LBA to perfect or protect the interests of LBA in Intellectual Property Rights, including, without limitation, all patents, patent applications, trademarks, trademark applications, service marks and copyright or mask work registrations material to the Business Condition of LBA. As used in this Agreement, the term "Intellectual Property Rights" shall mean all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, mask work rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, franchises, licenses, know-how, trade secrets, proprietary processes and formulae, all source and object code, compilations (whether or not subject to copyright protection), algorithms, inventions, development tools and all documentation and media relating to the above.

                           (q) Personnel,  Powers of Attorney and Bank Accounts.
HVI has provided HCIA with lists of (i) the names of all employees of LBA, including their position, date of hire, accrued vacation, wage or salary and bonus, (ii) the names of all persons, if any, holding a power of attorney on behalf of HVI or LBA, and (iii) the names and addresses of all banks and other institutions (including brokerage firms and mutual funds) at which LBA has accounts, deposits, cash balances or safety deposit boxes, including account and identification numbers, the names of all persons authorized to draw on or give instructions with respect to such accounts or deposits or to have access thereto. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal.

                           (r)  Employees.  Except  as set  forth in the  Seller
Disclosure Schedule, no officer or key employee of LBA provided notice of intention to terminate his or her employment with, or terminated his or her employment with LBA since December 31, 1994. No current officer or key employee of LBA has given notice to LBA of his or her intention to terminate his or her employment with LBA. No employee of LBA is subject to any secrecy or noncompetition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of LBA as currently operated after the Effective Time of the Merger. No third party has claimed in writing that any person employed by or affiliated with LBA has violated or may be violating any of the terms or conditions of his past employment, non-competition or non-disclosure agreement with such third party, or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

                           (s) Insurance.  HVI has provided HCIA with a true and
complete list and description of all policies of insurance maintained by LBA since December 31, 1994. Such insurance or comparable insurance will be maintained in full force and effect to and including the Effective Time of the Merger. All premiums for such policies have been paid in full and no notice of cancellation or termination has been received. The HVI Disclosure Schedule contains a true, correct and complete list of any claims made against such insurance policies since December 31, 1994. All of the insurable properties of LBA are insured in amounts and coverages and against risks and losses which are usually insured against by persons holding and operating similar assets, businesses or properties. LBA has not been denied or refused any insurance since December 31, 1994.

                           (t) Disclosure. No representation or warranty made by
HVI in this Agreement, nor any application, document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by HVI or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                           (u) No  Indemnification  Liabilities.  Seller  has no
knowledge of any existing liabilities that require LBA to indemnify any officer, director, employee or agent of LBA for acts or omissions by such persons acting on behalf of LBA or existing agreements to provide indemnification for such liabilities. There are no pending or, to the knowledge of HVI, threatened claims against any director, officer, employee or agent of LBA or any other person which could give rise to any claim for indemnification from or against LBA.

                           (v)  Corporate  Records.  The minute books of HVI and
LBA, copies of which have been provided to HCIA, are accurate and complete in all material respects and reflect (i) all material resolutions adopted and all other actions authorized or ratified by the directors or stockholders of each of HVI and LBA, and (ii) all actions by the directors, stockholders or employees of HVI and LBA with respect to the capital stock of HVI and LBA and options, warrants and other rights to purchase capital stock of HVI and LBA. HVI has previously delivered to HCIA true and complete copies of the Organizational Documents of each of HVI and LBA, all as currently in effect.

                           (w) Accounting Matters.  Neither HVI nor LBA, nor, to
the knowledge of HVI, any director, officer, agent, employee, consultant or other person associated with or acting on behalf of HVI or LBA, has on behalf of HVI or LBA or in connection with the business of HVI or LBA (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (b) made any direct or indirect unlawful payments to government officials or others from corporate funds or established or maintained any unlawful or unrecorded funds.

                           (x)  Environmental  Laws.  Neither the  business  nor
operation of HVI or LBA nor any of their respective assets are or have been operated or currently used in a manner which violates or violated any applicable law of any governmental authority regarding usage, storage or disposal of any toxic or hazardous waste, chemical or other material (herein "Environmental Laws") and no condition or event has occurred which, with notice or the passage of time or both, would constitute a violation of any such Environmental Laws. Neither HVI nor LBA nor any of their respective operations is the subject of any litigation or proceeding before a governmental authority involving a demand for damages or other potential liability with respect to violations of Environmental Laws. Neither HVI nor LBA has buried, dumped, disposed, spilled or released any pollutants, contaminants, or hazardous or toxic wastes, substances or materials on, beneath or about the real property used by HVI or LBA or any property adjacent thereto in violation of any Environmental Laws.

                           (y) Assets  Sufficient  for Conduct of Business.  The
tangible assets of LBA described in the LBA Statements constitute all of the assets and properties historically required for the operation of LBA's business.

                           (z)   Brokers.   Except  as  set  forth  on  the  HVI
Disclosure Schedule, neither HVI nor LBA has used or consulted with any broker, investment banker or finder in connection with this Agreement and neither LBA nor HCIA has or shall have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage, investment banker's or finder's fee or other commission of any person retained, or purported to be retained, by or on behalf of HVI or LBA, or any of HVI's stockholders, in connection with any of the transactions contemplated by this Agreement.

                  4.2 Representations and Warranties of HCIA. HCIA hereby represents and warrants to HVI as follows:

                           (a)    Organization,    Standing   and   Power.   The
Subsidiaries of HCIA are Sub and those companies listed as subsidiaries in the HCIA Commission Reports (as that term is defined hereinbelow) (the "HCIA Companies"). Each of the HCIA Companies is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its businesses as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction where the nature of the properties owned, leased or operated by it or the business transacted by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the HCIA Companies, taken as a whole. HCIA has delivered (or will deliver, in the case of resolutions not yet adopted) to HVI complete and correct copies of resolutions of the Boards of Directors and stockholders of HCIA, if any, and Sub adopted in connection with the transactions contemplated by this Agreement, all of which remain in full force and effect, except to the extent modified by subsequently delivered resolutions.

                         (b)   Authority. HCIA and Sub each  have all  requisite
power  and  authority  to enter  into  this  Agreement.  HCIA  and Sub  have all requisite power and authority to consummate the transactions contemplated hereby and thereby. The execution and delivery by HCIA and Sub of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of HCIA and Sub. This Agreement has been duly executed and delivered by HCIA and Sub and constitutes a valid and binding obligation of HCIA and Sub enforceable in accordance with its terms, except as enforcement may be
limited  by  bankruptcy,  insolvency,  or other  similar  laws   affecting  the
enforcement of creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under (i) any provision of the Organizational Documents of the HCIA Companies or (ii) any loan or credit agreement, note, mortgage, indenture, lease, or other contract, agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the HCIA Companies or their respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to HCIA or Sub in connection with the execution and delivery of this Agreement or the consummation by HCIA and Sub of the transactions contemplated hereby, except for the (i) filing of the Certificate of Merger with the Secretary of State of the State of Delaware and
(ii) a Pre-Merger Notification pursuant to the H-S-R Act.

                           (c)      Capital Structure.

                                    (i) As of the date  hereof,  the  authorized
capital stock of HCIA consists of 15,500,000 shares of capital stock, consisting of 15,000,000 shares of HCIA Stock, and 500,000 shares of preferred stock, $.01 par value. As of the date hereof, there were (x) 9,274,387 shares of HCIA Common Stock issued and outstanding and no shares of preferred stock issued and outstanding and (y) 1,002,873 shares of HCIA Stock reserved for issuance under HCIA's 1994 Stock and Incentive Plan, 1995 Non-Employee Directors Stock Option Plan and outstanding non-plan stock options. All shares of HCIA Stock outstanding as of the date hereof are duly authorized, validly issued, fully paid, nonassessable and free of pre-emptive rights. The shares of HCIA Stock to be issued in the Merger will be validly issued, fully paid, nonassessable, free of pre-emptive rights, and free and clear of any security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies or other arrangements, restrictions or other legal or equitable limitations of any kind, except as may otherwise be set forth in the Registration Rights Agreement.

                                    (ii)  The  authorized  capital  stock of Sub
consists of 100,000 shares of common stock, $.01 par value per share, of which 1,000 shares are issued and outstanding.

                                    (iii) HCIA is the record  and/or  beneficial
owner of all of the issued and outstanding shares of capital stock of each of its Subsidiaries and no other person has any interests, inchoate, or otherwise, in such shares or in the ownership of any of HCIA's Subsidiaries. Each repurchase of capital stock by any of the HCIA Companies has been effected in compliance with applicable provisions of law and such Company's Organizational Documents and such Company has paid for such capital stock in full satisfaction of any obligations in connection with such repurchase.

                           (d) HCIA Commission  Reports.  HCIA has made, or will
make, available to HVI (i) HCIA's Annual Report on Form 10-K for the year ended December 31, 1995, including all exhibits thereto and items incorporated therein by reference, (ii) HCIA's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996, including all exhibits thereto and items incorporated therein by reference, (iii) the proxy statement relating to HCIA's Annual Meeting of Stockholders to be held on August 7, 1996 and (iv) HCIA's Prospectus dated as of April 30, 1996 (items (i) through (iv) in this sentence being referred to collectively as the "HCIA Commission Reports"). As of their respective dates, the HCIA Commission Reports did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since December 31, 1995, HCIA has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations promulgated thereunder.

                           (e) Financial Statements. HCIA has delivered HVI with
true, correct and complete copies of the HCIA Statements. The HCIA Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods presented, and fairly present the consolidated results of operations of HCIA and its Subsidiaries as of the dates thereof and the consolidated cash flows for the periods then ended (except that the HCIA Unaudited Statements do not include footnotes as required by generally accepted accounting principles).

                           (f) No  Violations.  The business of each of the HCIA
Companies has been conducted and is being conducted in compliance in all material respects with all applicable laws, rules, regulations, judgments, decrees and orders of any Governmental Entity applicable to such business. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against any of the HCIA Companies or against any of their respective assets, businesses or properties.

                           (g) No  Defaults.  None of the HCIA  Companies  is in
default or violation, and no event has occurred which would place any of the HCIA Companies in default or violation with the passage of time, of any term, condition or provision of (i) their Organizational Documents; (ii) any judgment, decree or order applicable to any HCIA Company; or (iii) any mortgage, note, indenture, contract, agreement, lease or other instrument or commitment to which any HCIA Company is now a party or by which any HCIA Company or any of its respective properties may be bound.

                           (h)  Litigation.  Except  as set  forth  in  the  HVI
Disclosure Schedule, there is no action, suit or proceeding pending or threatened, against any HCIA Company, or involving any of their respective assets, businesses or properties, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby, and there are no facts or circumstances which would give rise to any of the foregoing. There is no investigation pending or threatened against any of the HCIA Companies or any of their respective officers or directors, before any federal, state, municipal or other governmental department, commission, board, bureau, agency, instrumentality or other Governmental Entity.

                           (i) Absence of Certain  Changes.  Since  December 31,
1995 and except as disclosed in its Commission Reports,  there has not occurred:
(i) any material adverse change in the Business Condition of HCIA and its Subsidiaries, taken as a whole; (ii) any amendments or changes to the Articles of Incorporation of HCIA (except for the proposed increase to the number of authorized shares of HCIA Stock from 15,000,000 shares to 50,000,000 shares); or
(iii) any redemption, repurchase, or other acquisition of shares of capital stock of HCIA by HCIA.

                           (j) Disclosure. No representation or warranty made by
HCIA in this Agreement, nor any application, document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by HCIA or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                           (k)  Brokers.  Neither  HVI nor LBA nor any  officer,
director, employee or stockholder of HVI or LBA has or shall have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage, investment banker's or finder's fee or other commission of any person retained, or purported to be retained, by or on behalf of any of the HCIA
Companies in connection with any of the transactions contemplated by this Agreement.

         Section 5.  Covenants of HVI.

                  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, HVI agrees (except as expressly contemplated by this Agreement or to the extent that HCIA shall otherwise consent in writing, which consent shall not be unreasonably withheld) that, except as contemplated by the Distribution Agreement:

                  5.1 Conduct of Business. HVI and LBA shall each carry on its business only in the normal and ordinary course in substantially the same manner as heretofore conducted and use its best efforts consistent with past practice and policies to preserve intact its present business organizations, retain the services of its present officers and key employees and preserve the goodwill of its customers, suppliers, dealers, distributors and others having business dealings with them, with a view to preserving their goodwill and ongoing businesses without material impairment at the Effective Time of the Merger. HVI shall promptly notify HCIA of any event or occurrence or emergency not in the ordinary course of business of HVI or LBA that is material or adverse to the Business Condition of LBA. HVI shall not permit LBA to, without the prior written consent of HCIA:

                           (i) hire any  management  personnel or terminate  any
employee;

                           (ii)  change  the  salary,  compensation  or  benefit
amounts of any officer, or, except in accordance with past practices, change the salary, compensation or benefit of any other employee or agent;

                           (iii) grant any severance or  termination  pay to any
officer or director or employee;

                           (iv)  transfer  to any person or entity any rights to
Intellectual Property Rights, or enter into any agreement providing for either a license of Intellectual Property Rights or a new material business relationship;

                           (v) enter  into any  commitment  or  transaction  (A)
involving an amount in excess of $75,000, or (B) not in the ordinary course of business;

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

                           (vi)  violate,  amend  or  otherwise  change  in  any
material way the terms of any of the LBA Contracts;

                           (vii) enter into or amend any agreements  pursuant to
which any other party is granted marketing, distribution or manufacturing rights of any type or scope with respect to any of LBA's products; or

                           (viii)  commence a lawsuit  other  than:  (a) for the
routine collection of bills; (b) for injunctive relief on the grounds that LBA has suffered immediate and irreparable harm not compensable in money damages, provided that HVI has obtained the prior written consent of HCIA, which consent shall not be unreasonably withheld; or (c) for a breach of this Agreement.

                  5.2 Dividends; Changes in Stock. Except as expressly contemplated by this Agreement or the Distribution Agreement, or to the extent HCIA shall otherwise consent in writing, neither HVI nor LBA shall (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect to any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of capital stock or (iii) repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock.

                  5.3 Issuance of Securities. Except for the issuance of additional shares of HVI 7% Stock or as expressly contemplated by this Agreement or the Distribution Agreement, neither HVI nor LBA shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities.

                  5.4 Organizational Documents. Except as expressly contemplated by this Agreement or the Distribution Agreement, neither HVI nor LBA shall amend its Organizational Documents without the prior consent of HCIA, which consent shall not unreasonably be withheld.

                  5.5 Exclusivity; Acquisition Proposals. Unless and until this Agreement shall have been terminated by either party pursuant to Section 9.1 hereof, neither HVI nor LBA shall (nor will HVI or LBA permit any of its officers, directors, agents, representatives or affiliates to) directly or indirectly take any of the following actions with any party other than HCIA, Sub and their respective designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire, either directly or by acquiring the capital stock of HVI, all or substantially all of LBA's business and properties or capital stock, whether by merger, purchase of assets, tender offer or otherwise; (ii) enter into or execute any agreement or plan of reorganization, merger agreement or other agreement calling for the sale, either directly or by acquiring the capital stock of HVI, of all or substantially all of LBA's business and properties; (iii) make or authorize any public statement, recommendation or solicitation with respect to any merger, purchase of assets or any offer or proposal relating to the foregoing other than with respect to the Merger; or
(iv) assist or cooperate with any person to make any proposal to purchase, either directly or by acquiring the capital stock of HVI, all or any part of the capital stock or assets of LBA, other than inventory or other assets in the ordinary course of business.

                  5.6 No Acquisitions. Neither HVI nor LBA shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, except for acquisitions of inventory and other supplies in the ordinary course of business consistent with past practices; provided, however, that this provision shall not be deemed to prohibit any act if, after the Closing, the liability for such act shall be assigned to Spinco as part of the Distribution Agreement and neither HVI, LBA nor HCIA shall have any liability or responsibility therefor.

                  5.7 No Dispositions. Neither HVI nor LBA shall sell, lease, license or otherwise dispose of any of its assets, except the sale of inventory in the ordinary course of business consistent with prior practice; provided, however, that this provision shall not be deemed to prohibit any act if, after the Closing, the liability for such act shall be assigned to Spinco as part of the Distribution Agreement and neither HVI, LBA nor HCIA shall have any liability or responsibility therefor.

                  5.8 Indebtedness; Other Liabilities. Neither HVI nor LBA shall incur any indebtedness for borrowed money, or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business, and consistent with past practices, of liabilities reflected or reserved against in the HVI Unaudited Statements and LBA Unaudited Statements, or except as contemplated by this Agreement; provided, however, that (i) this provision shall not be deemed to prohibit any act if, after the Closing, the liability for such act shall be assigned to Spinco as part of the Distribution Agreement and neither HVI, LBA nor HCIA shall have any liability or responsibility therefor and (ii) LBA shall be entitled to repay LBA Indebtedness provided that on the Closing Date LBA shall have cash on hand of not less than $700,000.

                  5.9 No Revaluation. LBA shall not revalue any of its assets as recorded on the LBA Unaudited Statements, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business.

                  5.10 Plans. LBA shall not adopt or amend any of its Plans. LBA shall not enter into any employment contracts or pay any special bonuses or special remuneration to any officers, directors or employees or increase the salaries or wage rates of its employees.

                  5.11 Breach of Representations and Warranties. Neither HVI nor LBA will take any action which would cause or constitute a breach of any of the representations and warranties set forth in Section 4.1 or which would cause any of such representations and warranties to be inaccurate, it being understood that HVI and LBA may continue to operate their respective business in the ordinary course consistent with the other covenants contained in this Section 5. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, HVI will give reasonably detailed notice thereof to HCIA.

                  5.12 Consents. After execution of this Agreement, each of HVI and LBA will promptly apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents and approvals required with respect to the HVI Companies for the consummation of the Merger, except such consents and approvals as HCIA and HVI agree in writing that HVI and LBA shall not seek to obtain.

                  5.13 Commercially Reasonable Efforts. HVI and LBA will use their commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

                  5.14 Taxes. Without the prior written consent of HCIA, neither HVI nor LBA shall make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to HVI or LBA, surrender any right to claim refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to HVI or LBA, if any such election, adoption, change, amendment, agreement, settlement, surrender, or consent would have the effect of causing or increasing a Tax liability of HVI or LBA that would have an adverse effect on HVI or LBA. HVI and LBA shall prepare and timely file any Returns and amendments thereto required to be filed by HVI and LBA and shall pay all taxes when due on or before the Closing Date. HCIA shall have a reasonable opportunity to review such Returns and amendments thereto. Each of HVI and LBA shall pay or discharge or cause to be paid and discharged all Taxes upon or against it or any of its properties or assets before the same shall become delinquent and before penalties accrue thereon. Between the date of this Agreement and the Closing Date, HVI shall give HCIA and its authorized representatives full access to all properties, books, records and Returns of or relating to HVI and LBA in order that HCIA may have full opportunity to make such investigations as it shall desire to make of the affairs and Tax situation of HVI and LBA, provided that such access and investigations shall occur during normal business hours and shall not unreasonably interfere with the normal business operations of HVI and LBA.

                  5.15 Access to Information. HVI and LBA will cooperate fully with HCIA in its investigation of HVI and LBA and will disclose in good faith to HCIA all material facts regarding the business and affairs of HVI and LBA requested by HCIA. HVI and LBA will afford to the officers, independent accountants, counsel and other representatives of HCIA reasonable access to the properties, books, records and personnel of HVI and LBA in order that HCIA may have a full opportunity to make such investigation as it needs to make of HVI and LBA solely for purposes of this transaction.

                  5.16 Stockholder Approval. HVI shall submit the following for the approval of the holders of HVI Capital Stock on or prior to August 9, 1996:
(i) approval of the Merger;  (ii)

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


appointment of the Stockholders' Agent; and (iii) approval of the payments of the LBA Bonus Payments, such approval to be obtained in accordance with the requirements of Section 280G of the Internal Revenue Code and the rules and regulations promulgated thereunder.

                  5.17 Distribution Agreement. Prior to the Closing Date, HVI shall, and shall cause Spinco to, duly execute and deliver the Distribution Agreement. HVI shall perform all of its obligations under the Distribution Agreement which are to be performed by it prior to the Effective Time of the Merger and HVI shall cause Spinco to perform all of its obligations under the Distribution Agreement which are to be performed prior to the Effective Time of the Merger. HVI covenants that the Distribution Agreement will not be amended, waived, terminated or otherwise modified prior to the Effective Time of the Merger without the prior written consent of HCIA.

         Section 6.  Covenants of HCIA.

                  During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, HCIA agrees (except as expressly contemplated by this Agreement or to the extent that HVI shall otherwise consent in writing, which consent shall not be unreasonably withheld) that:

                  6.1 Breach of Representations and Warranties. HCIA will not take any action which would cause or constitute a breach of any of the representations and warranties set forth in Section 4.2 or which would cause any of such representations and warranties to be inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, HCIA will give reasonably detailed notice thereof to HVI.

                  6.2 Consents. After execution of this Agreement, HCIA will promptly apply for or otherwise seek, and use all commercially reasonable best efforts to obtain, all material consents and approvals required with respect to HCIA for the consummation of the Merger, except such consents and approvals as HCIA and HVI agree HCIA will not seek to obtain.

                  6.3 Commercially Reasonable Efforts. HCIA will use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to Closing under this Agreement.

         Section 7.  Additional Agreements.

                  In addition to the foregoing, HCIA and HVI each agree to take the following actions after the execution of this Agreement:

                  7.1 Legal Conditions to the Merger. Each of HVI and LBA will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on HVI or LBA with respect to the Merger and will promptly cooperate with and furnish information to HCIA in connection with any such requirements imposed upon HCIA, Sub or any other Subsidiary of HCIA in connection with the Merger. HVI and LBA will take all reasonable actions to obtain (and to cooperate with HCIA and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party (except any consent, authorization or approval which HCIA and HVI agree HVI shall not seek to obtain) required to be obtained or made by HVI or LBA (or by HCIA or any of its Subsidiaries) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Certificate of Merger.

                  Each of HCIA and Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and will promptly cooperate with and furnish information to HVI in connection with any such requirements imposed upon HVI and its Subsidiaries in connection with the Merger. HCIA and Sub will take all reasonable actions to obtain (and to cooperate with HVI and LBA in obtaining) any consent, authorization, order or approval of, or exemption by, any Governmental Entity or other third party (except any consent, authorization or approval which HCIA and HVI agree HCIA shall not seek to obtain) required to be obtained or made by HCIA or any of its Subsidiaries (or by HVI or LBA) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement or the Certificate of Merger.

                  7.2 Expenses. All costs and expenses incurred in connection with this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby, whether or not the Merger is effective, shall be paid by the party incurring such expense. Pursuant to the Distribution Agreement, HVI shall assign the liability for such costs and expenses to Spinco.

                  7.3 Additional Agreements. In case at any time after the Effective Time of the Merger any further action is reasonably necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each constituent corporation to this Agreement shall take all such necessary action.

                  7.4 Assumption of Certain Liabilities by HCIA. Concurrently with the Effective Time of the Merger, HCIA shall assume all Liabilities represented by the LBA Bonus Payments (including the obligations to deliver shares of HCIA Stock), and the LBA Indebtedness. Concurrently with the Effective Time of the Merger, HCIA shall satisfy all Liabilities represented by the LBA Indebtedness.

                  7.5 Payment of Third Party Expenses. On the Closing Date, HCIA shall pay to Spinco, in cash, an amount equal to the Third Party Expenses, upon receipt of a certification by Spinco of the amount thereof.

         Section 8.  Conditions Precedent.

                  8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions unless waived in writing by both HVI and HCIA:

                           (a) No  Injunction.  No  injunction  or  other  order
entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated hereby.

                           (b) No  Prohibitive  Change in Law.  There shall have
been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

                           (c) Distribution Agreement Conditions. The conditions
precedent to the Distribution set forth in Section 3.3 of the Distribution Agreement shall have been satisfied or waived.

                           (d) Stockholder and Board of Director Approval.  This
Agreement and the Certificate of Merger shall have been approved and adopted by the Board of Directors of HVI and holders of the HVI Capital Stock as required by law and the Organizational Documents of HVI.

                           (e) Approvals. All authorizations,  consents,  orders
or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained other than any such authorizations, consents, orders, approvals, filings or waiting period expirations which, if not obtained or made, would not have a Material Adverse Effect on the Business Conditions of the HCIA Companies, taken as a whole, or of HVI or LBA.

                           (f)  Pre-Merger  Notification.   The  termination  or
expiration of all waiting periods in connection with the filings made by or on behalf of HCIA and HVI (and by any other person in connection with this Agreement) with the Federal Trade Commission (the "FTC") and the United States Department of Justice ("Justice") pursuant to the H-S-R Act and the regulations promulgated thereunder, with no outstanding requests for additional information or clarification to be supplied by either HCIA or HVI (or any other person filing in connection with this Agreement) (provided that the parties agree to use their best efforts to respond timely to all such requests) and no outstanding notice of either the FTC or Justice indicating that further action will be taken by either of them with respect to the transactions contemplated by this Agreement.

                  8.2 Further Conditions to Obligations of HCIA. The obligations of HCIA to effect the Merger are subject to the satisfaction of the following conditions, unless waived by HCIA:

                           (a)    Representations     and    Warranties.     The
representations and warranties of HVI set forth in this Agreement shall be true and correct in all material respects (other than such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects, and except to the extent such representations refer to a specified date) as of the date of this Agreement and as of the Closing Date as though made on and as of such dates except as set forth in the HVI Disclosure Schedule, and HCIA shall have received a certificate signed on behalf of HVI by an officer of HVI to such effect.

                           (b) Performance by HVI of Obligations. HVI shall have
performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Certificate of Merger prior to the Closing Date, and HCIA shall have received a certificate signed on behalf of HVI by an officer of HVI to such effect.

                           (c)  Opinion  of  HVI's  Counsel.   HCIA  shall  have
received an opinion dated as of the Closing Date of Dorsey & Whitney LLP, counsel to HVI, substantially in the form attached hereto as Exhibit G.

                           (d) Certified Resolutions. HCIA shall have received a
certificate of the corporate secretary of HVI attesting to the adoption of resolutions by the Board of Directors and holders of HVI Capital Stock approving this Agreement, the Certificate of Merger and the transactions contemplated hereby.

                           (e) Dissenting Stockholders.  As of the Closing Date,
the number of Dissenting Shares shall not, taken together, exceed 10% of the total number of issued and outstanding shares of HVI Capital Stock as of the Closing Date.

                           (f)  No  Outstanding  Options.   There  shall  be  no
outstanding options or other rights to purchase HVI Capital Stock and there shall be no outstanding rights of any person to purchase or otherwise require the issuance of any HVI Capital Stock.

                           (g) Non-Competition  Agreements.  The Non-Competition
Agreements shall have been duly executed and delivered by the parties thereto other than HCIA.

                           (h) Escrow Agreement. The Escrow Agreement shall have
been duly executed and delivered by the parties thereto other than HCIA.

                           (i) Resignations.  Each of the officers and directors
of HVI and LBA shall have duly executed and delivered to HCIA a resignation letter, in a form satisfactory to HCIA, resigning from each of his positions as an officer or director of HVI and LBA immediately after the Effective Time of the Merger.

                           (j)  Registration  Rights  Agreement.   Each  of  the
parties to the Registration Rights Agreement other than HCIA shall have duly executed and delivered a counterpart of the Registration Rights Agreement.

                           (k) Distribution  Agreement.  The Distribution  shall
have been consummated.

                  8.3 Further Conditions of Obligation of HVI. The obligation of HVI to effect the Merger is subject to the satisfaction of the following conditions, unless waived by HVI:

                           (a)    Representations     and    Warranties.     The
representations and warranties of HCIA set forth in this Agreement shall be true and correct in all material respects (other than such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects, and except to the extent such representations refer to a specified date) as of the date of this Agreement and as of the Closing Date as though made on and as of such dates, prior to the Closing Date, and HVI shall have received a certificate signed on behalf of HCIA by an officer of HCIA to such effect.

                           (b) Performance by HCIA and Sub of Obligations.  HCIA
and Sub shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement and the Certificate of Merger prior to the Closing Date, and HVI shall have received a certificate signed on behalf of HCIA by an officer of HCIA to such effect.

                           (c) Certified Resolutions.  HVI shall have received a
certificate of the corporate secretary of HCIA and Sub attesting to the adoption of resolutions by the Boards of Directors of HCIA and Sub, and of HCIA as sole stockholder of Sub, approving this Agreement, the Certificate of Merger and the transactions contemplated hereby.

                           (d)  Opinion  of  HCIA's  Counsel.   HVI  shall  have
received an opinion dated the Closing Date of the Vice President and General Counsel to HCIA, substantially in the form attached hereto as Exhibit H.

                           (e) Registration  Rights  Agreement.  HCIA shall have
duly executed and delivered the Registration Rights Agreement.

         Section 9.  Termination, Amendment and Waiver.

                  9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger to the holders of Seller Capital
Stock:

                           (a) by mutual  consent of the Board of  Directors  of
HCIA and HVI;

                           (b)  by  either  HCIA  or  HVI if  there  has  been a
material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the other party set forth in this Agreement and such breach has not been cured within thirty (30) days of written notice of such material breach from the non-breaching party; or

                           (c) by HVI or HCIA if the Merger  shall not have been
consummated before September 1, 1996, or such later date as the Board of Directors of HVI and HCIA may mutually agree, for any reason other than matters within the direct control of such party.

                           Where  action is taken to  terminate  this  Agreement
pursuant to this Section 9.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action.

                  9.2 Effect of Termination. In the event of termination of this Agreement by either the HVI or HCIA as provided in Section 9.1, this Agreement and the Certificate of Merger shall forthwith become void and there shall be no liability or obligation on the part of HCIA, Sub or HVI or their respective officers or directors, except for liabilities arising out of any breach of any representation, warranty, covenant or agreement contained in this Agreement.

                  9.3 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors and at any time before or after approval of matters presented in connection with the Merger by the holders of HVI Capital Stock, but after any such stockholder approval no amendment shall be made which by law requires the further approval of holders of HVI Capital Stock without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  9.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing on behalf of such party.

         Section 10.       Survival of Representations; Indemnification.

                  10.1 Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements in this Agreement shall survive the Merger for a period of one (1) year following the Closing Date; provided, however, that the representation of HCIA in Section 4.2(c) shall survive indefinitely. No claim or action for breach of any representation, warranty, covenant or agreement shall be asserted or maintained by any party hereto after the expiration thereof pursuant to the preceding sentence except for claims made in writing prior to such expiration or actions (whether instituted before or after such expiration) based on any claim made in writing prior to such expiration. In the event of a breach of any of such representations, warranties, covenants or agreements, the party to whom such representations, warranties, covenants or agreements have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement, the Distribution Agreement and the Escrow Agreement.

                  10.2     Indemnification of HCIA.

                           (a) Pursuant to the Escrow  Agreement  and subject to
the various requirements, provisions and limitations set forth in the Escrow Agreement and this Agreement (including but not limited to Sections 10.2(b) and 10.2(c)), each of HVI and HCIA, and their respective directors, officers, employees, affiliates, agents and stockholders (collectively, the "HCIA Indemnitees") shall be indemnified and held harmless from and against any and all losses, liabilities, costs and claims arising out of, based upon or resulting from (x) any inaccuracy of any representation or warranty of HVI which is contained in or made pursuant to this Agreement or (y) any breach by HVI or LBA of any of their agreements, covenants or obligations contained in or made pursuant to this Agreement.

                           (b) The HCIA Indemnitees  shall not assert any claims
or bring any action under Section 10 of this Agreement or under the Escrow Agreement until such time as the cumulative aggregate losses, liabilities, costs and claims of the HCIA Indemnitees (including any and all fees and expenses of any kind related thereto) exceed $500,000. If the aggregate amounts due to the HCIA Indemnitees under this Section 10 exceed such threshold, then the HCIA Indemnitees shall have the right to recover all amounts in excess of such threshold. Notwithstanding anything contained in this Agreement to the contrary, for purposes of computing the amount of cumulative aggregate claims for HCIA Indemnitees subject to the threshold provided above, the amount of such claims shall be reduced by an amount equal to the net reduction, if any, in the liability for federal, state or local taxes, which reduction would not have been realized but for the payment made by the Indemnitee for which indemnification is sought hereunder.

                           (c) The parties agree, except as set forth in Section
10.2(d) hereinbelow, (i) that the remedies provided in Section 10.2 shall be the sole and exclusive remedies which any HCIA Indemnitee shall have from and after the Closing Date against HVI or any of HVI's directors, officers, employees, affiliates, agents or stockholders for any breach of the representations, warranties and covenants contained in this Agreement, and (ii) that the HCIA

Stock placed into escrow under the Escrow Agreement shall be the sole and exclusive source of funds from which claims by the HCIA Indemnitees may be satisfied.

                           (d)   Notwithstanding  any  other  provision  to  the
contrary contained herein, the parties agree that nothing contained in this Agreement, including the provisions of this Section 10, shall (i) limit the potential remedies of the HCIA Indemnitees with respect to any intentional or willful fraud, intentional or willful misrepresentation or intentional or willful deceit committed by HVI, or any stockholder, director, officer, employee or agent of HVI or (ii) limit the potential remedies of HVI arising from a breach by Spinco of its agreements, covenants or obligations contained in or made pursuant to the Distribution Agreement, except to the extent that any claim, loss, liability or cost of HVI for which HVI is entitled to be indemnified under the Distribution Agreement has been claimed as a loss, liability or cost for indemnity by an HCIA Indemnitee under this Section 10.2.

                  10.3 Indemnification by HCIA. HCIA shall (i) indemnify and hold harmless HVI and each of its directors, officers, employees, affiliates, agents and stockholders as of the Closing Date (collectively, the "HVI Indemnitees") from and against any and all losses, damages, liabilities, costs and claims arising out of, based upon or resulting from (x) any inaccuracy of any representation or warranty of HCIA or Sub which is contained in or made pursuant to this Agreement or (y) any breach by HCIA or Sub of any of their agreements, covenants or obligations contained in or made pursuant to this Agreement and (ii) reimburse the HVI Indemnities for any and all fees and expenses of any kind related thereto.

                  10.4     Procedure for Indemnification.

                           (a) If an HCIA  Indemnitee or an HVI  Indemnitee  (an
"Indemnitee") shall receive notice or otherwise learn of the assertion by a person (including any governmental entity) who is not party to this Agreement of any claim or of the commencement by any such person of any action (a "Third-Party Claim") with respect to which a person (an "Indemnifying Party") is or may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof promptly after becoming aware of such Third-Party Claim; provided, that the failure of any Indemnitee to give notice as required by this Section 10.4 shall not relieve the Indemnifying Party of its obligations under this Section 10, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the indemnifiable loss that has been or may be sustained by such indemnitee.

                       (b) An Indemnifying Party  may elect to defend or to seek
to settle or compromise, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third-Party Claim, provided that the
Indemnifying   Party   must  confirm  in   writing  that  it  agrees  that  the
Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim. Within 30 days of the receipt of notice from an Indemnitee in accordance with Section 10.4(a) (or sooner, if the nature of such Third-

Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnitee of its election within 30 days after receipt of such notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-Party Claim). After notice from an Indemnifying Party to an Indemnitee of its election to assume responsibility for a Third Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Section 10 for any legal or other expenses (except expenses approved in advance by the Indemnifying Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided, that if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying Party) shall be paid by such Indemnifying Party. If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under
Section 10.2 or Section 10.3, as the case may be) such Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim. Notwithstanding the foregoing, an Indemnitee may not settle or compromise any claim without prior written notice to the Indemnifying Party, which shall have the option within ten days following the receipt of such notice
(i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith,
(iii) to approve the amount of the settlement, reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or (iv) to approve and agree to pay the settlement. In the event the Indemnifying Party makes no response to such written notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected option (ii).

                           (c) If an Indemnifying  Party chooses to defend or to
seek to compromise any Third-Party Claim, the Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim and the Indemnitee shall make available to such Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense.

                           (d)  Notwithstanding  anything  else in this  Section
10.4 to the contrary, an Indemnifying Party shall not settle or compromise any Third-Party Claim without the prior written consent of the Indemnitee who is subject to such Third-Party Claim unless such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim (and provided further that such settlement may not provide for any non-monetary relief by Indemnitee without the written consent of the Indemnitee). In the event the Indemnitee shall notify the Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise that contains an unconditional release of the Indemnitee, such

Indemnitee may continue to contest such Third-Party Claim, free of any participation by such Indemnifying Party, at such Indemnitee's sole expense. In such event, the obligation of such Indemnifying Party to such Indemnitee with respect to such Third-Party claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such Indemnifying Party notifies such Indemnitee of the offer to settle or compromise (to the extent such costs and expenses are otherwise indemnifiable hereunder) plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B) the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third-Party Claim.

                           (e) Any claim on  account  of an  indemnifiable  loss
which does not result from a Third-Party Claim shall be asserted by written notice given by the Indemnitee to the applicable Indemnifying Party. Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

                           (f) If the amount of any indemnifiable loss shall, at
any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the Indemnifying Party.

                           (g) In the event of payment by an Indemnifying  Party
to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

         Section 11.       General Provisions.

                  11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of receipt or, if mailed by registered or certified mail (return receipt requested), three days after such mailing to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a)      if to HCIA or Sub, to:

                         HCIA Inc.
                         300 East Lombard Street
                         Baltimore, Maryland 21202
                         Attention: Vice President and General Counsel Facsimile No.: (410) 752-4159

                with a copy to:

                         Whiteford, Taylor & Preston L.L.P.
                         Seven Saint Paul Street
                         Baltimore, Maryland 21202
                         Attention:  D. Scott Freed, Esquire
                         Facsimile No.:  (410) 347-9414

                (b)      if to the HVI, to:

                         HealthVISION, Inc.
                         141 Stony Circle, Suite 150
                         Santa Rosa, California 95401
                         Attention:  President
                         Facsimile No.:  (707) 528-4500

                with a copy to:

                         Dorsey & Whitney LLP
                         Pillsbury Center South
                         220 South Sixth Street
                         Minneapolis, Minnesota 55402-1498
                         Attention:  David J. Lubben, Esquire
                         Facsimile No.:  (612) 340-8738

                  11.2 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  11.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  11.4 Integration. This Agreement and the Exhibits and Schedules hereto, and the Confidentiality Agreement previously executed between HVI and HCIA, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and the agreements contemplated hereby, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) except for indemnities provided in Section 10 hereinabove, are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall be binding upon and inure to the benefit of the parties hereto and shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

                  11.5 Governing Law. Except as otherwise specifically provided in this Agreement, this Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York, without regard to conflict of law principles, as such laws are applied to contracts entered into and to be performed entirely in New York by New York residents.

                  11.6 No Third-Party Beneficiaries.No Third-Party Beneficiaries Except for the indemnities provided in Section 10 hereinabove, nothing contained in this Agreement shall be construed to give any person other than HCIA, HVI and Sub any legal or equitable right, remedy or claim under or with respect to this Agreement.

                  11.7 SUBMISSION TO JURISDICTION. THE PARTIES HERETO HEREBY AGREE THAT ANY ACTION TO ENFORCE ANY CLAIM ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN A FEDERAL COURT HAVING SUBJECT MATTER JURISDICTION AND LOCATED IN THE STATE OF MARYLAND. HVI AND THE STOCKHOLDERS OF HVI FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF SAID COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID TO IT AT THE APPROPRIATE ADDRESS SET FORTH IN SECTION 10.2 AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (A) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (B) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. HVI AND THE STOCKHOLDERS OF HVI HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY FEDERAL COURT LOCATED IN THE STATE OF MARYLAND AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  11.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. No party hereto may assign its rights hereunder to another person without the consent of the other party.

                  11.9 Severability. Any provision of this Agreement which is determined to be invalid or unenforceable will be ineffective to the extent of such determination without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such remaining provisions.

                  11.10 Cumulative Rights. Except as expressly limited hereunder, the rights, powers and remedies of each party hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided by law or in equity, or under any other agreement between the parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or concurrently.

                  11.11 Publicity and Notice. No press release or announcement concerning the transactions contemplated by this Agreement shall be issued by any party hereto without the prior consent of the other party, such consent not to be unreasonably withheld or delayed; except for such release or announcement as the party issuing the release or announcement may, in the exercise of its reasonable judgment, determine to be required by law, rule or regulation. It is acknowledged by the parties hereto that HCIA intends to announce the execution of this Agreement as of the date hereof or shortly thereafter, and shall also announce the Closing on the date thereof or shortly thereafter.


                            [Signatures on next page]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement and Plan of Reorganization under seal as of the date first above written.

WITNESS:                       HCIA INC.


                                        By:/s/ George D. Pillari          (SEAL)
                                              George D. Pillari
                                              Chairman & CEO


                                        HCIA SUB INC.


                                        By: /s/ George D. Pillari         (SEAL)
                                              George D. Pillari
                                              President


                                        HEALTHVISION, INC.


                                        By: /s/ Robert Hawkins            (SEAL)
                                              Robert Hawkins
                                              Chairman
                                       45

                                    EXHIBITS


Exhibit A      Certificate of Merger
Exhibit B      Form of Distribution Agreement
Exhibit C      Form of Escrow Agreement
Exhibit D      Form of Non-Competition Agreement
Exhibit E      Form of Registration Rights Agreement
Exhibit F      HVI Disclosure Schedule
Exhibit G      Form of Legal Opinion of Dorsey & Whitney, LLP
Exhibit H      Form of Legal Opinion of HCIA Vice President and General Counsel